                            BNY HAMILTON FUNDS, INC.

                              ARTICLES OF AMENDMENT

                            CHANGING NAMES OF SERIES

                        PURSUANT TO MGCL SECTION 2-605(B)

                  BNY Hamilton Funds, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   The Charter of the Corporation is hereby amended as follows:

         (1) to provide that the designation of the shares of Common Stock of the BNY Hamilton Intermediate Government Bond Fund is changed to the "BNY Hamilton Intermediate Government Fund;"

         (2) to provide that the designation of the shares of Common Stock of each of the BNY Hamilton Equity Income Fund, BNY Hamilton Intermediate Government Fund, and BNY Hamilton Intermediate New York Tax-Exempt Fund shall include the additional designation "--Investor Class" as part of the designation of the Series (and in this regard, another class of each such series is being created by the filing of Articles Supplementary promptly after the filing of these Articles of Amendment); and

         (3) to confirm the designation of the classes of shares of Common Stock of the BNY Hamilton Money Fund series of Common Stock, as contemplated by the Articles Supplementary dated August 15, 1995 shall be the "Hamilton Class", the "Hamilton Premier Class", and the "Hamilton Classic Class".

         SECOND: The amendment does not change the outstanding capital stock of the corporation or the aggregate par value thereof.

         THIRD:   The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

                  IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 22nd day of January, 1997.


                                                 BNY HAMILTON FUNDS, INC.

                                                 By:/s/Anthony L. Mecure
                                                    ---------------------------
                                                 Name:  Anthony L. Mercure
                                                 Title: Vice President

ATTEST:

/s/Bruce Treff
----------------------
Name:  Bruce Treff
Title: Assistant Secretary


                  THE UNDERSIGNED, Vice President of BNY Hamilton Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                 /s/Anthony L. Mercure
                                                 ----------------------------
                                                 Name:  Anthony L. Mercure

                                      -2-